Exhibit 10.1

FIRST AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

           This FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of April 13, 2011, but effective as of the Effective Date (hereinafter defined), among THE VAIL CORPORATION, a Colorado corporation doing business as “Vail Associates, Inc.” (the “Company”), the LENDERS (as defined in the Credit Agreement referenced below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (hereinafter defined).

R E C I T A L S

           A.           The Company has entered into that certain Fifth Amended and Restated Credit Agreement dated as of January 25, 2011, with Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and certain other agents and lenders party thereto (as amended hereby, and as further amended, restated, or modified from time to time, the “Credit Agreement”), providing for revolving credit loans, letters of credit, and swing line loans.

B.           The Company and the Guarantors desire to make certain changes to the Credit Agreement as set forth herein and have requested that the Administrative Agent and the Required Lenders agree to such changes.

C.           Subject to the terms and conditions set forth herein, the Administrative and the Required Lenders are willing to make the changes to the Credit Agreement set forth herein.

Subject to the terms and conditions set forth herein, the Company, the Required Lenders party hereto, the Guarantors (by execution of the attached Guarantors’ Consent and Agreement), and the Administrative Agent agree as follows:

1.           Amendments.

 (a)           New Definitions.  Section 1.1 of the Credit Agreement (Definitions) is amended by inserting the following new definitions alphabetically to read as follows:

“2014 VRI Senior Subordinated Indenture means the Indenture, dated as of January 29, 2004, among VRI, as issuer, The Bank of New York, as trustee, and certain of VRI’s Subsidiaries, as guarantors, as supplemented from time to time.”

“2014 VRI Subordinated Notes means the 6-¾% Senior Subordinated Notes issued under the 2014 VRI Senior Subordinated Indenture.”

“2019 VRI Senior Subordinated Indenture means the Indenture, dated as of April 25, 2011, among VRI, as issuer, The Bank of New York Mellon Trust Company, N.A. as trustee, and certain of VRI’s Subsidiaries, as guarantors, as supplemented from time to time.”

“2019 VRI Subordinated Notes means the 6.50% Senior Subordinated Notes issued under the 2019 VRI Senior Subordinated Indenture.”

“Consolidated Net Income means “Consolidated Net Income” as defined in the 2019 VRI Senior Subordinated Indenture as in effect on the Effective Date (as defined in the First Amendment).”

“Designated Condominium Sale means the sale or other disposition of any condominium unit owned on the Effective Date (as defined in the First Amendment) by any Company situated in the Ritz-Carlton Residences, Vail, Colorado and One Ski Hill Place, Breckenridge, Colorado.”

“First Amendment means the First Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 13, 2011.”

“Total Leverage Ratio means, as of any date of determination, the ratio of (a) Funded Debt on the last day of the fiscal quarter immediately preceding such date, to (b) Adjusted EBITDA for the four fiscal quarters ending on such last day.”

(b)           Modification of the Definition of “Investment Limit (Minority Investments)”.  Section 1.1 of the Credit Agreement (Definitions) is amended by deleting the definition of “Investment Limit (Minority Investments)” in its entirety and replacing it with the following:

“Investment Limit (Joint Ventures) means, on any date of determination, the sum of (a) $75,000,000, plus (b) 10% of Total Assets, plus (c) net reductions in investments permitted by Section 10.8(m)as a result of (i) dispositions of any such investments sold or otherwise liquidated or repaid to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of VRI) received by a Restricted Company, or (ii) dividends reducing any such investment, repayment of the outstanding principal amount of loans or advances, or other transfers of assets to VRI or any Restricted Subsidiary of VRI, or (iii) the portion (proportionate to VRI’s direct or indirect interest in the equity therein) of the fair market value of the net assets of a joint venture in which a Restricted Company has made an investment permitted by Section 10.8(m) immediately prior to the time such Person is designated or becomes a Restricted Subsidiary of VRI in accordance with Sections 9.10 or 9.11(b), minus (d) loans made in accordance with Section 10.8(r).”

(c)           Modification of the Definition of “Investment Limit (Unrestricted Subsidiaries)”.  Section 1.1 of the Credit Agreement (Definitions) is amended by deleting the definition of “Investment Limit (Unrestricted Subsidiaries)” in its entirety and replacing it with the following:

“Investment Limit (Similar Businesses) means, on any date of determination, the sum of (a) $100,000,000, plus (b) 15% of Total Assets, plus (c) net reductions in investments permitted by Section 10.8(l) as a result of (i) dispositions of any such investments sold or otherwise liquidated or repaid to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of VRI) received by a Restricted Company, (ii) dividends reducing any such investment, repayment of the outstanding principal amount of loans or advances, or other transfers of assets to VRI or any Restricted Subsidiary of VRI, or (iii) the portion (proportionate to VRI’s direct or indirect interest in the equity of a Person) of the fair market value of the net assets of an Unrestricted Subsidiary immediately prior to the time such Unrestricted Subsidiary is designated or becomes a Restricted Subsidiary of VRI in accordance with Sections 9.10 or 9.11(b).”

(d)           Modification of the Definition of “Permitted Debt”. Section 1.1 of the Credit Agreement (Definitions) is amended by modifying the definition of “Permitted Debt” as follows:

(i)           by modifying clause (e)(ii) thereof to insert “being refinanced” immediately after “VRI Subordinated Notes” in the last line thereof.

(ii)           by modifying clause (i) thereof in its entirety to read as follows:

“(i)           guaranties and other contingent obligations of Restricted Companies with respect to (i) Debt of Restricted Companies, (ii) Debt of Unrestricted Subsidiaries permitted hereunder in an amount not to exceed the Investment Limit (Similar Businesses), and (iii) Debt of joint ventures in which a Restricted Company has made an investment permitted under Section 10.8(m) in an amount not to exceed the Investment Limit (Joint Ventures);”

(iii)           by deleting “and” after the semi-colon in clause (n) thereof;

(iv)           by deleting clause (o) thereof; and

(v)           by inserting the following as new clauses (o), (p), and (q) thereof:

“(o)           Debt of the Restricted Companies in connection with the acquisition of assets or a new Restricted Subsidiary (including Debt that was incurred by the prior owner of such assets or by such Restricted Subsidiary prior to such acquisition by the Restricted Companies); provided, that the aggregate principal amount of Debt pursuant to this clause (o) does not exceed $50,000,000 at any time outstanding;

(p)           Debt of any Restricted Company organized outside the United States in an aggregate principal amount which does not exceed $10,000,000 at any time outstanding; and

(q)           in addition to Debt permitted under clauses (a) through (p) above, senior unsecured Debt of the Restricted Companies in a maximum aggregate amount not to exceed $250,000,000 at any time; provided, that (x) prior to the Permitted Assignment, Debt of Restricted Companies other than VRI, VHI, or Borrower permitted under this clause (q) shall not exceed a maximum aggregate amount of $50,000,000 at any time, and (y) after the Permitted Assignment, Debt of Restricted Subsidiaries other than VHI permitted under this clause (q) shall not exceed a maximum aggregate amount of $50,000,000 at any time.”

(e)           Modification of the Definition of “Permitted Liens”. Section 1.1 of the Credit Agreement (Definitions) is amended by modifying the definition of “Permitted Liens” as follows:

(i)           by deleting “and” after the semi-colon in clause (o) thereof;

(ii)           by replacing the period at the end of clause (p) thereof with “; and”; and

(iii)           by inserting the following as new clause (q) thereof:

“(q)           Liens on assets of any Restricted Company organized outside the United States securing Debt permitted under clause (p) of the definition of “Permitted Debt”.”

(f)           Modification of the Definition of “Subordinated Debt”. Section 1.1 of the Credit Agreement (Definitions) is amended by modifying the definition of “Subordinated Debt” as follows:

(i)           by replacing “Loan Papers” in clause (b) thereof with “2019 VRI Senior Subordinated Indenture as in effect on the Effective Date (as defined in the First Amendment)”; and

(ii)           by replacing “VRI Senior Subordinated Indenture” in each instance that it appears with “VRI Senior Subordinated Indentures”.

(g)           Modification of the Definition of “Termination Date”. Section 1.1 of the Credit Agreement (Definitions) is amended by modifying the definition of “Termination Date” as follows:

(i)           by replacing “VRI Subordinated Notes” in each instance that it appears in clauses (a) and (b) thereof with “2014 VRI Subordinated Notes”; and

(ii)           by replacing “VRI Senior Subordinated Indenture” in each instance that it appears in clauses (a) and (b) thereof with “2014 VRI Senior Subordinated Indenture”.

(h)           Modification of the Definition of “VRI Senior Subordinated Indenture”.  Section 1.1 of the Credit Agreement (Definitions) is amended by deleting the definition of “VRI Senior Subordinated Indenture” in its entirety and replacing it with the following:

“VRI Senior Subordinated Indentures means, collectively, the 2014 VRI Senior Subordinated Indenture and the 2019 VRI Senior Subordinated Indenture.”

(i)           Modification of the Definition of “VRI Subordinated Notes”.  Section 1.1 of the Credit Agreement (Definitions) is amended by deleting the definition of “VRI Subordinated Notes” in its entirety and replacing it with the following:

“VRI Subordinated Notes means, collectively, the 2014 VRI Subordinated Notes and the 2019 VRI Subordinated Notes.”

(j)           Modification of the Senior Debt Representation and Warranty.  Section 8.22 of the Credit Agreement (Senior Debt) is amended by replacing “VRI Senior Subordinated Indenture” with “2014 VRI Senior Subordinated Indenture and/or 2019 VRI Senior Subordinated Indenture, as applicable,”.

(k)           Modification of the Loans, Advances, and Investments Covenant.  Section 10.8 of the Credit Agreement (Loans, Advances, and Investments) is amended as follows:

(i)           by revising clause (l) thereof in its entirety to read as follows:

“(l)           loans, advances, and investments in Similar Businesses (including, without limitation, any loans, advances, and investments made in any Unrestricted Subsidiaries in a Similar Business and the amount of any Permitted Recourse Obligations constituting Debt and other credit support and contingent obligations with respect to Debt of such Unrestricted Subsidiaries), so long as (i) no Default or Potential Default exists or arises, and (ii) the aggregate amount of all loans, advances, and investments made pursuant to this clause (l) (determined with respect to each such loan and advance based on the value thereof on the date of determination, determined with respect to each such investment based on the value thereof on the date made, and determined with respect to each such Permitted Recourse Obligation constituting Debt and other credit support and contingent obligation based on the maximum potential financial exposure therefrom on the date of determination) does not exceed the Investment Limit (Similar Businesses);”

(ii)           by revising clause (m) thereof in its entirety to read as follows:

“(m)           loans, advances, and investments in joint ventures in which a Restricted Company has an Equity Interest (including, without limitation, credit support and contingent obligations with respect to Debt of such joint ventures), so long as (i) no Default or Potential Default exists or arises, and (ii) the aggregate amount of all loans, advances, and investments made pursuant to this clause (m) (determined with respect to each such loan and advance based on the value thereof on the date of determination, determined with respect to each such investment based on the value thereof on the date made, and determined with respect to each such credit support and contingent obligation based on the maximum potential financial exposure therefrom on the date of determination) does not exceed the Investment Limit (Joint Ventures);”

(iii)           by deleting “and” after the semi-colon in clause (q) thereof;

(iv)           by replacing the period at the end of clause (r) thereof with “;”; and

(v)	by inserting the following as new clauses (s) and (t) thereof:

“(s)           Permitted Recourse Obligations not constituting Debt; provided, that, for the avoidance of doubt, if an event or circumstance occurs that triggers a direct payment liability or reimbursement obligation (as opposed to a contingent or performance obligation) of any Restricted Company to a lender or other party to whom such Permitted Recourse Obligation is owed, then such Permitted Recourse Obligation will no longer be permitted pursuant to this clause (s); and

(t)           loans, advances, and investments in Similar Businesses (including, without limitation, any loans, advances, and investments made in any Unrestricted Subsidiaries in a Similar Business and the amount of any Permitted Recourse Obligations constituting Debt and other credit support and contingent obligations with respect to Debt of such Unrestricted Subsidiaries) or joint ventures in which a Restricted Company has an Equity Interest (including, without limitation, credit support and contingent obligations with respect to Debt of such joint ventures), so long as (i) no Default or Potential Default exists or arises, (ii) Borrower has delivered to Administrative Agent a certificate reflecting Availability and Unrestricted Cash in an aggregate amount of at least $150,000,000 immediately after giving effect to such loan, advance, or investment, and (iii) the Total Leverage Ratio is less than 3.50 to 1.00.”

(l)           Modification of the Distributions Covenant.  Section 10.9 of the Credit Agreement (Distributions) is amended as follows:

(i)	by revising clause (d)(i) thereof to read as follows:

“(i)           if (A) no Default or Potential Default exists or arises, (B) Borrower has delivered to Administrative Agent a certificate reflecting Availability and Unrestricted Cash in an aggregate amount of at least $150,000,000 immediately after giving effect to such Distribution, and (C) the Total Leverage Ratio equals or exceeds 3.50 to 1.00, then VRI may make Distributions in an amount, when aggregated with (1) all other Distributions by VRI since May 11, 1999 (including, without limitation, all Distributions pursuant to this clause (d), but excluding all Distributions pursuant to clause (h) hereof), and (2) all loans, advances, and investments made by the Restricted Companies pursuant to Section 10.8(t) since the Closing Date (as the same may be reduced by (I) net reductions in such investments as a result of dispositions of any such investments sold or otherwise liquidated or repaid to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of VRI) received by a Restricted Company, or (II) dividends reducing any such investment, repayment of the outstanding principal amount of loans or advances, or other transfers of assets to VRI or any Restricted Subsidiary of VRI, or (III) the portion (proportionate to VRI’s direct or indirect interest in the equity therein) of the fair market value of the net assets of a Person (other than a Company) in which a Restricted Company has made such investment immediately prior to the time such Person is designated or becomes a Restricted Subsidiary of VRI in accordance with Sections 9.10 or 9.11(b) of this Agreement), not to exceed the sum of (v) $125,000,000, plus (w) 50% of the Consolidated Net Income since May 11, 1999 (determined as of the last day of the most-recently-ended fiscal quarter of the Restricted Companies), minus (x) if the Consolidated Net Income since May 11, 1999 (determined as of the last day of the most-recently-ended fiscal quarter of the Restricted Companies) is a deficit, 100% of such deficit, plus (y) 100% of the Restricted Companies’ net cash proceeds from the issuance of Equity Interests by any Restricted Company since May 11, 1999, minus (z) the sum of repayments of Subordinated Debt pursuant to Section 10.2(b);”

(ii)	by deleting “and” after the semi-colon in clause (f) thereof;

(iii) by replacing the period at the end of clause (g) thereof with “; and”; and

(iv) by inserting the following as new clause (h) thereof:

“(h)           so long as no Default or Potential Default exists or arises, any Restricted Company may make Distributions of net cash proceeds from Designated Condominium Sales.”

(m)           Modification of the Burdensome Agreements Covenant.  Section 10.16 of the Credit Agreement (Burdensome Agreements) is amended by replacing “clauses (d), (e), (m), or (o)” in clause (b)(x)(A)(1) thereof with “clauses (d), (e), (m), (o) (solely with respect to Debt existing at the time of such acquisition, except to the extent entered into in connection therewith or in contemplation thereof), or (q)”.

(n)           Modification of the Designation as Senior Debt Provision.  Section 15.20 of the Credit Agreement (Designation as Senior Debt) is amended by replacing “VRI Senior Subordinated Indenture” with “2014 VRI Senior Subordinated Indenture and/or 2019 VRI Senior Subordinated Indenture, as applicable.”

(o)           Modification of Compliance Certificate.  The Compliance Certificate will be amended to reflect changes addressed in this Amendment.

2.           Representations and Warranties.  As a material inducement to the Lenders and the Administrative Agent to execute and deliver this Amendment, the Company represents and warrants to the Lenders and the Administrative Agent (with the knowledge and intent that Lenders party hereto are relying upon the same in entering into this Amendment) that: (a) the Company and the Guarantors have all requisite authority and power to execute, deliver, and perform their respective obligations under this Amendment and the Guarantors’ Consent and Agreement, as the case may be, which execution, delivery, and performance have been duly authorized by all necessary action, require no Governmental Approvals, and do not violate the respective certificates of incorporation or organization, bylaws, or operating agreement, or other organizational or formation documents of such Companies; (b) upon execution and delivery by the Company, the Guarantors, the Administrative Agent, and the Lenders party hereto, this Amendment will constitute the legal and binding obligation of the Company and each Guarantor, enforceable against such entities in accordance with the terms of this Amendment, except as that enforceability may be limited by general principles of equity or by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally; (c) all representations and warranties in the Loan Papers are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a specific date or the facts on which any of them are based have been changed by transactions contemplated or permitted by the Credit Agreement; and (d) no Default or Potential Default has occurred and is continuing.

3.           Conditions Precedent to Effectiveness.  This Amendment shall be effective on the date (the “Effective Date”) upon which the Administrative Agent receives each of the following items:

(a)           counterparts of this Amendment executed by the Company, the Administrative Agent, and Required Lenders;

(b)           the Guarantors’ Consent and Agreement executed by each Guarantor;

(c)           Officers’ Certificates for the Restricted Companies (i) attaching resolutions authorizing the transactions contemplated hereby, (ii) certifying that no changes have been made to the Restricted Companies’ respective articles of incorporation or organization, bylaws, or operating agreements since the date such documents were previously provided to the Administrative Agent, as applicable, (iii) listing the names and titles of the Responsible Officers, and (iv) providing specimen signatures for such Responsible Officers;

(d)           a certificate signed by a Responsible Officer certifying that as of the Effective Date (i) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (unless they specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, or are based on facts which have changed by transactions contemplated or permitted by the Credit Agreement), and (ii) no Default or Potential Default exists under the Credit Agreement or would result from the execution and delivery of this Amendment; and

(e)           evidence satisfactory to the Administrative Agent that senior subordinated notes have been issued under that certain Indenture, dated as of April 25, 2011, among VRI, as issuer, The Bank of New York Mellon Trust Company, N.A. as trustee, and certain of VRI’s Subsidiaries, as guarantors, which indenture is in form and substance satisfactory to the Administrative Agent (it being understood and agreed that an indenture with covenants consistent in all material respects with those described in the Preliminary Offering Memorandum of VRI, dated as of April 11, 2011, shall be in form and substance satisfactory to the Administrative Agent).

4.           Expenses.  The Company shall pay all reasonable out-of-pocket fees and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

5.           Ratifications.  The Company  and each Guarantor (by executing the Guarantors’ Consent and Agreement attached hereto) (a) ratifies and confirms all provisions of the Loan Papers; (b) ratifies and confirms that all Guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent, for the benefit of the Lenders, under the Loan Papers are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of Company’s present and future obligations to Administrative Agent and the Lenders; and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.

6.           Miscellaneous.  Unless stated otherwise herein, (a) the singular number includes the plural, and vice versa, and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions shall not be construed in interpreting provisions of this Amendment, (c) this Amendment shall be governed by and construed in accordance with the laws of the State of New York, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts shall be construed together to constitute the same document, (f) this Amendment is a “Loan Paper” referred to in the Credit Agreement, and the provisions relating to Loan Papers in Section 15 of the Credit Agreement are incorporated herein by reference, (g) this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Papers constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, and (h) except as provided in this Amendment, the Credit Agreement, the Notes, and the other Loan Papers are unchanged and are ratified and confirmed.

7.           Parties.  This Amendment binds and inures to the benefit of the Company, the Guarantors, the Administrative Agent, the Lenders, and their respective successors and assigns.

           The parties hereto have executed this Amendment in multiple counterparts as of the date first above written.

Remainder of Page Intentionally Blank.
Signature Pages to Follow.

THE VAIL CORPORATION (D/B/A “VAIL ASSOCIATES, INC.”),
as the Company

By:           /s/ Jeffrey W. Jones

Name: Jeffrey W. Jones

Title: Senior Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:           /s/ David McCauley

Name: David McCauley

Title: Senior Vice President

BANK OF AMERICA, N.A.,
as an L/C Issuer, a Swing Line Lender, and a Lender

By:           /s/ David McCauley

Name:  David McCauley

Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
                         as a Swing Line Lender and a Lender

By:         /s/ Greg Blanchard

  Name: Greg Blanchard

  Title:   Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
                         as an L/C Issuer and a Lender

By:           /s/ Nathan Callister

                                                                                                Name: Nathan Callister

Title:  Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:           /s/ Steven J. Krakoski

Name: Steven J. Krakoski

Title:   Managing Director

COMPASS BANK,
as a Lender

By:           /s/ Eric Long

Name:  Eric Long

Title:    Senior Vice President

COMERICA BANK,
as a Lender

By:           /s/ Fatima Arshad

Name:  Fatima Arshad

Title:    Vice President

BANK OF THE WEST,
as a Lender

By:           /s/ Duc Duong

Name:  Duc Duong

Title:    Vice President

GUARANTORS’ CONSENT AND AGREEMENT

As an inducement to Administrative Agent and Required Lenders to execute, and in consideration of and as a condition to Administrative Agent’s and Required Lenders’ execution of the foregoing First Amendment to Fifth Amended and Restated Credit Agreement (the “First Amendment”), the undersigned hereby consent to the First Amendment, and agree that (a) the Fifth Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under each Guaranty described in the Credit Agreement, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure any of the indebtedness under the Loan Papers, all of which obligations and liabilities are, and shall continue to be, in full force and effect, and (b) the Guaranty executed by each Guarantor is ratified, and the “Guaranteed Indebtedness” includes, without limitation, the “Obligation” (as defined in the Credit Agreement).  This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, shall inure to the benefit of Administrative Agent and Lenders, and the respective successors and assigns of each, and shall be governed by and construed in accordance with the laws of the State of New York.

Vail Resorts, Inc.
Vail Holdings, Inc.
All Media Associates, Inc.
All Media Holdings, Inc.
Arrabelle at Vail Square, LLC
By:  Vail Resorts Development Company
Beaver Creek Associates, Inc.
Beaver Creek Consultants, Inc.
Beaver Creek Food Services, Inc.
Booth Creek Ski Holdings, Inc.
BRCP Inc.
Breckenridge Resort Properties, Inc.
Bryce Canyon Lodge Company
Colter Bay Café Court, LLC
By:  Grand Teton Lodge Company
Colter Bay Convenience Store, LLC
By:  Grand Teton Lodge Company
Colter Bay Corporation
Colter Bay General Store, LLC
By:  Grand Teton Lodge Company
Colter Bay Marina, LLC
By:  Grand Teton Lodge Company
Crystal Peak Lodge of Breckenridge, Inc.
Delivery Acquisition, Inc.
Gillett Broadcasting, Inc.
Grand Teton Lodge Company
Heavenly Valley, Limited Partnership
By:  VR Heavenly I, Inc.
Jackson Hole Golf and Tennis Club, Inc.
Jackson Hole Golf and Tennis Club Snack Shack, LLC
By:  Grand Teton Lodge Company
Jackson Lake Lodge Corporation
Jenny Lake Lodge, Inc.
Jenny Lake Store, LLC
By:  Grand Teton Lodge Company
JHL&S LLC
By:  Teton Hospitality Services, Inc.
Keystone Conference Services, Inc.
Keystone Development Sales, Inc.
Keystone Food & Beverage Company
Keystone Resort Property Management Company
Lake Tahoe Lodging Company
Lodge Properties Inc.
Lodge Realty, Inc.
La Posada Beverage Service, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Mesa Verde Lodge Company
National Park Hospitality Company
Northstar Group Commercial Properties LLC
By:  VR Acquisition, Inc.
Northstar Group Restaurant Properties, LLC
By:  Northstar Group Commercial Properties
       LLC
       By:  Vail Acquisition, Inc.
One Ski Hill Place, LLC
By:  Vail Resorts Development Company
Property Management Acquisition Corp., Inc.
RCR Vail, LLC
By:  Vail Resorts Development Company
Rockresorts Arrabelle, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts Cheeca, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts Cordillera Lodge Company, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts DR, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts Equinox, Inc.
Rockresorts Hotel Jerome, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts International, LLC
By:  Vail RR, Inc.
Rockresorts LaPosada, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts International Management Company
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts Rosario, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts Ski Tip, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts Tempo, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Rockresorts Wyoming, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Soho Development, LLC
By:  Vail Associates Holdings, Ltd.
SSI Venture LLC
By:  SSV Holdings, Inc.
SSV Holdings, Inc.
Stampede Canteen, LLC
By:  Grand Teton Lodge Company
Teton Hospitality Services, Inc.
The Chalets at the Lodge at Vail, LLC
By:  Vail Resorts Development Company
The Village at Breckenridge Acquisition Corp., Inc.
Trimont Land Company
VA Rancho Mirage I, Inc.
VA Rancho Mirage II, Inc.
VA Rancho Mirage Resort, L.P.
By:  VA Rancho Mirage I, Inc.
Vail/Arrowhead, Inc.
Vail Associates Holdings, Ltd.
Vail Associates Investments, Inc.
Vail Associates Real Estate, Inc.
Vail/Beaver Creek Resort Properties, Inc.
Vail Food Services, Inc.
Vail Hotel Management Company, LLC
By:  Rockresorts International, LLC
        By:  Vail RR, Inc.
Vail Resorts Development Company
Vail Resorts Lodging Company
Vail RR, Inc.
Vail Summit Resorts, Inc.
Vail Trademarks, Inc.
VAMHC, Inc.
VR Acquisition, Inc.
VR Heavenly Concessions, Inc.
VR Heavenly I, Inc.
VR Heavenly II, Inc.
VR Holdings, Inc.
Zion Lodge Company

By:	/s/ Jeffrey W. Jones
Name: Jeffrey W. Jones
Title: Authorized Person